UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2008
AMICAS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Guest Street, Boston, MA	02135

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-779-7878
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements And Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 Amendment to Employment Agreement by and between AMICAS, Inc. and Stephen N. Kahane, effective as of December 31, 2008.
EX-10.2 Amendment to Employment Agreement by and between AMICAS, Inc. and Kevin C. Burns, effective as of December 31, 2008.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 30, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of AMICAS, Inc. (the “Company”) approved certain amendments to the employment agreements for its executive officers, named herein, designed to, among other things, ensure compliance with section 409A of the Internal Revenue Code of 1986, as amended, and regulations thereunder, effective December 31, 2008: Stephen N. Kahane, MD, President and Chief Executive Officer and Kevin C. Burns, Senior Vice President and Chief Financial Officer.
The amendments to such employment agreements are attached to this Form 8-K as exhibits 10.1 and 10.2, respectively.
On December 30, 2008, the Compensation Committee of the Company determined the 2009 salary and target cash bonus compensation for certain officers of the Company, including Dr. Kahane and Mr. Burns (the “Executives”). The following table sets forth a summary of the compensation arrangements as approved for the Executives:

			2009 Target Annual
Executive Officer	Title	2009 Base Salary	Cash Bonus	Options Granted
Stephen N. Kahane, MD	President & CEO	$350,000	$250,000	240,000
Kevin C. Burns	SVP & CFO	$240,000	$110,000	150,000
In addition, the Compensation Committee approved arrangements under which cash bonuses shall be payable to the Executives:
1. Bonus based on financial performance. The Executives are eligible to receive a target annual cash bonus based upon the achievement of quarterly financial performance of the Company during 2009. Each of the Executives shall be eligible to receive a pro-rata portion of his target annual cash bonus after the close of the fiscal quarter. In the event of a change in control of the Company, as long as the Company has achieved certain specific financial targets, the Executives shall receive 100% of their respective target bonus amounts. If the bonuses based on the specific financial targets have not been received at the time of the change in control, the Executives shall receive 50% of their target annual bonus upon the change in control.
2. Bonus based on stock price. The Executives are also eligible to receive a cash bonus based upon the performance of the Company’s stock price during 2009. Each of the Executives shall be eligible to receive a stock price based bonus up to the amount of his target annual bonus based upon the average daily closing price per share of the Company’s Common Stock, $0.001 par value per share, during any thirty day period during calendar year 2009.
For these purposes, a change in control shall have the same definition as that set forth in the Executives’ employment agreements.
Item 9.01. Financial Statements And Exhibits.
(d) Exhibits.

10.1	Amendment to Employment Agreement by and between AMICAS, Inc. and Stephen N. Kahane, effective as of December 31, 2008.

10.2	Amendment to Employment Agreement by and between AMICAS, Inc. and Kevin C. Burns, effective as of December 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICAS, INC.
By:	/s/ Kevin C. Burns
	Name:	Kevin C. Burns
	Title:	CFO and Corporate Secretary

Date: January 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement by and between AMICAS, Inc. and Stephen N. Kahane, effective as of December 31, 2008.

10.2	Amendment to Employment Agreement by and between AMICAS, Inc. and Kevin C. Burns, effective as of December 31, 2008.